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                                                                       EXHIBIT N

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 17 to the Registration Statement (Form N-6 No. 33-77496) pertaining to Lincoln Life & Annuity Flexible Premium Variable Life Account JA-B (formerly JPF Separate Account B), and to the use therein of our reports dated (a) March 19, 2007, with respect to the 2006 financial statements of Jefferson Pilot LifeAmerica Insurance Company, (b) March 7, 2007, with respect to the 2006 financial statements of JPF Separate Account B, (c) March 19, 2007, with respect to the 2006 financial statements of Lincoln Life & Annuity Company of New York (the former depositor), and (d) April 2, 2007 with respect to the 2006 supplemental financial statements of Lincoln Life & Annuity Company of New York (formerly known as Jefferson Pilot LifeAmerica Insurance Company).

Fort Wayne, Indiana
April 2, 2007